                                                                   EXHIBIT 10.54

                          COLLECTIVE LABOUR AGREEMENT

                                BY AND BETWEEN

                          PRODUITS CHIMIQUES STERLING

                              BUCKINGHAM, QUEBEC

                                      AND

                       OFFICE AND PROFESSIONAL EMPLOYEES

                              INTERNATIONAL UNION

                              LOCAL 480 - C.L.C.

                              BUCKINGHAM (QUEBEC)



                      JUNE 25, 1995 TO NOVEMBER 14, 1997
                ----------------------------------------------

                         INDEX
        ---------------------------------------

        ARTICLES                                 PAGES
        ---------------------------------------  -----

        GENERAL PURPOSE                              3
   1    RECOGNITION                                  3
   2    UNION SECURITY                               4
   3    MANAGEMENT RIGHTS                            5
   4    VACATIONS                                    5
   5    HOLIDAYS                                     8
   6    LEAVE OF ABSENCE                            10
   7    SENIORITY                                   11
   8    DISCHARGE AND DISCIPLINE                    14
   9    INSURANCE AND PENSION                       15
  10    BULLETIN BOARDS                             18
  11    HOURS OF WORK                               18
  12    OVERTIME & PREMIUM PAYMENTS                 19
  13    WORK SCHEDULES & RATES OF PAY               22
  14    REST PERIODS                                23
  15    GRIEVANCE PROCEDURE                         24
  16    ARBITRATION                                 25
  17    SICK LEAVE                                  26
  18    BEREAVEMENT LEAVE                           26
  19    SEPARABILITY                                27
  20    SAFETY AND HEALTH                           27
  21    GENERAL                                     27
  22    EFFECTIVE DATE OF DURATION OF AGREEMENT     29
        APPENDIX "A"                                31
        APPENDIX "B"                                31
        APPENDIX "C" (Schedule of weekly rates)     32
        APPENDIX "D" (12 hour schedule)             34
        LETTER OF AGREEMENT                         39
        LETTER OF AGREEMENT                         42
        LETTER OF AGREEMENT                         43
        LETTER OF AGREEMENT                         44

                          COLLECTIVE LABOUR AGREEMENT
                    ---------------------------------------

                                by and between

                          Produits Chimiques Sterling
                                      and
                       Office and Professional Employees
                              International Union
                              Local 480 - C.L.C.


GENERAL PURPOSE
---------------

The purpose of and consideration for this agreement is to provide orderly collective bargaining relations between the Company and the Union on matters covered by this agreement, to secure prompt disposition of grievances, to establish wages, hours and working conditions for the employees covered by this agreement.


ARTICLE 1 - RECOGNITION
-----------------------

1.01 The employer agrees to recognize the Union as the sole collective bargaining agent for salaried employees as certified by the attached request dated August 23rd, 1995 in accordance with Article 39 of the Labour Relations Board of the Province of Quebec.

1.02 The words employee and employees when used in this agreement shall mean persons in the employ of the Company within the bargaining unit, described in Article 1 - Recognition and covered by this agreement.

1.03 Employees of the Company not included in the Bargaining Unit will not work on any job covered by this agreement, except:-

        (a)  For the purpose of instructions or training;

        (b)  In the case of emergencies as defined in 13.03 (c);

        (c)  For work of an experimental, development or auditing nature;

        (d)  For start-up of new equipment;

        (e) When regularly assigned employees are not available to report to work.

1.04 The Company will discuss with the Union any newly created position which the Union considers should be included in this bargaining unit.

ARTICLE 2 - UNION SECURITY
--------------------------

2.01  The Union agrees that:

        (a)  There will be no Union activity during Company time;

        (b) There shall be no strikes or other action which would stop or interfere with production and that if any such action should be taken, it will instruct its members to carry out the provisions of this agreement by returning to work and by performing their duties.

2.02  The Company agrees that:

        (a) The Company will collect the initiation fees and dues for the Union and will remit such deductions to the Secretary-Treasurer. The initiation fee will be deducted from the employee's wages when he joins the Union. The Secretary-Treasurer will advise the Company in writing, of the names of the employees from whom such deductions will be made. The employees will authorize the Company to make the deductions on the forms attached hereto as Appendix "A" and "B";

        (b) It will not cause or direct any lock-out of any employee so long as this agreement is in effect.

2.03 As a condition of continued employment, all present employees covered by this agreement shall become members of the Union within thirty (30) days of signing of this agreement and all new employees covered by this agreement shall become members of the Union on their hiring date and shall remain members of the Union in good standing during the terms of this agreement.

2.04 For the purpose of this article, a member of the Union in good standing shall mean an employee who has paid or tendered his regular monthly Union dues.

2.05 The Union shall indemnify the Company and save it harmless from any claim which may be made against it by an employee or employees for amounts deducted from wages as provided by this Article.

ARTICLE 3 - MANAGEMENT RIGHTS
-----------------------------

3.01 It is recognized by the Union that Managements rights, responsibilities and authority shall be modified only as specifically stated in this agreement, otherwise management of the business and all of its aspects are vested exclusively in the Company.

3.02 Without restricting the generality of the foregoing the exercise of such rights by the Company shall include and not be limited to the right to hire, to direct the working forces, assign and reassign duties, schedule and classify the work, promote, demote, transfer, make lay-offs due to lack of business, make and enforce rules, regulations and systems, and suspend and discharge for just cause or otherwise discipline employees. This agreement constitutes a complete understanding between the parties.

3.03 The Company agrees that its exclusive functions shall not be exercised in a manner inconsistent with all provisions of this agreement.


ARTICLE 4 - VACATIONS
---------------------

4.01 Notwithstanding the provisions of 7.04 and solely for the purpose of vacation entitlement, seniority in this article shall mean the combined length of service with Produits Chimiques Sterling plus that with AWA
        (ERCO) which was recognized with the August 21, 1992 sale of company. This applies only to employees with seniority in this bargaining unit at November 15th 1974.

4.02 Employees who have completed less than one (1) year of seniority on May 1st of the current year shall receive one (1) day of vacation for each working month of continuous service not to exceed a maximum of two (2) regular weeks. However, an employee may, during his first year of employment, take one (1) week of his vacation eligibility, as defined above, after having completed six months of service.

4.03 Employees who have completed one (1) or more years of seniority but less than three (3) years of seniority on or before May 1st of the current year shall receive two (2) weeks' vacation.

4.04 Employees who have completed three (3) or more years of seniority but less than ten (10) years of seniority on or before May 1st of the current year shall receive three (3) weeks' vacation.

4.05 Employees who have completed ten (10) or more years of seniority but less than eighteen (18) years of seniority on or before May 1st of the current year shall receive four (4) weeks' vacation.

4.06 Employees who have completed eighteen (18) or more years of seniority but less than twenty-five (25) years of seniority on or before May 1st of the current year shall receive five (5) weeks' vacation.

4.07 Employees who have completed thirty (30) or more years of seniority on or before May 1st of the current year, shall receive six (6) weeks' vacation.

4.08 The amount of vacation pay for each week of vacation shall be one (1) week's regular straight time pay at the employee's current regular salary rate or 2% of previous year's gross earnings per week of vacation, the greater of both to be applied.

4.09 Vacations must be taken during the twelve (12) month period between May 1st and April 30th.

4.10 Vacations will be taken during the twelve (12) month period between May 1st and April 30th. Advance vacations may be taken during the current calendar year after January 1st.

4.11 In the event a holiday named in this contract falls during an employee's vacation period, the employee shall have the option of being paid for the day owing, or having an additional day of vacation, the day to be agreed upon by the Department Head.

4.12 A vacation schedule shall be completed by the employer and posted by May 1st of each year.

4.13 Senior employees, as defined in clause 7.04, will be given preference in the selection of vacation periods.

4.14 When at the request of the Company, an employee agrees to return to work during his vacation, he will be paid at twice his regular rate for all hours worked, in addition to his vacation pay.

4.15 When an employee leaves the employ of the Company for any reason, he shall receive the vacation payment to which he is entitled for the portion of the current year during which he was employed since May 1st and the vacation pay to which he became entitled on May 1st, if he has not already received this vacation pay. If an employee is hired again he will be paid vacation pay only for the length of time he has been back on the payroll.

4.16 Every effort will be made to give the employee all of his vacation at the time requested by him. The ultimate determination of vacation time, however, will be vested in the Company to ensure efficient operation of the Plant. The Company shall have the right to divisional shutdowns for the purpose of granting vacations. The Company will endeavour to give as much advance notice as possible of vacation periods.

4.17 Vacations may be deferred to be taken later according to the following provisions:

        a)   Only vacations in excess of two (2) weeks per year can be deferred.

        b)   The total of deferred vacations cannot exceed twelve (12) weeks.

        c) Deferred vacations may be taken at any time provided they do not conflict with the regular vacations of other employees.

        d) Deferred vacations are payable at retirement or upon termination of employment for any reason.

4.18 The Vacation eligibility of temporary employees will be calculated in the same manner as that of regular employees with the exception that eligibility will be based on time actually worked. Each fifty-two (52) weeks actually worked will be equivalent to one (1) year of service.

4.19  An employee who is absent due to illness or injury for more than twelve
        (12) months beyond the end of his forty-one (41) week period of weekly indemnity payments will not be eligible for vacation pay.

4.20 Employees may elect to take one (1) week of vacation per year in single days. The days will be taken at a time mutually agreeable to the employees and the Company.

ARTICLE 5 - HOLIDAYS
--------------------

5.01 Each employee covered by this agreement will receive his straight time rate with the number of straight time hours the employee would otherwise have worked on the following statutory holidays:

             New Year Day
             Day after New Year's
             Good Friday
             Queen's Birthday
             St-Jean Baptiste
             Canada Day
             Civic Holiday
             Labour Day
             Thanksgiving
             Armistice
             Christmas
             Day after Christmas

        This will apply only:-

        a) When a specified holiday falls or is directed by statute to fall on a normal work day.

        b) When an employee has been at work on his last regular working day before the holiday and on his first regular working day after the holiday unless absent due to vacations, verified illness, bereavement leave, jury duty or approved leave of absence.

5.02 Holidays which fall on Saturday will be observed on the preceding Friday and holidays which fall on Sunday will be observed on the following Monday unless the parties agree otherwise.

5.03 Employees who are required to work on Christmas Day or New Year's Day will be granted equivalent time off with pay. The time off will be taken at a time mutually agreeable to the employees and the Company. The extra time off given for anyone working these holidays will be given to the person or persons working the actual rather than the observed holiday. This would apply only when Christmas or New Year's fall on Saturday or Sunday.

        Employees scheduled to work on any of the holidays mentioned in paragraph 5.01 above will be paid for the hours actually worked at one and one-half times their regular straight time hourly rate in addition to any holiday pay to which they may be entitled under the provisions of this agreement except when the hours are worked between 11.30 p.m. and
        7.30 a.m. when they will be paid at twice their regular straight time hourly rate. However, when a holiday is observed on a Sunday, employees will be paid for the hours actually worked at twice their regular straight time hourly rate. Employees may elect to accumulate those holidays according to the provisions of paragraph 5.04.

5.04 When an employee works on any of the observed holidays, he shall have the option of being paid for these holidays or taking them as time off. The days owing for these holidays can be accumulated and taken consecutively or separately.

        a) It is intended that holidays may be accumulated to permit employees to take time off in units of one (1) week. However, employees may take time off in units of one (1) day.

        b) Employees on twelve (12) hour rotating shift schedules, may take time off in units of one and one-half days (12 hours).

        c) Employees can take pay in lieu of additional days off or accumulated holidays.

        d) Days off will be taken at a time mutually agreeable to the employees and the Company.

        e) The total of accumulated holidays and deferred vacation cannot exceed twelve (12) weeks.

5.05 An employee who works on a holiday will not be scheduled to work less than five (5) days in a week in which there is one (1) holiday or four (4) days in a week in which there are two (2) holidays.

5.06  An employee who is absent due to illness or injury for more than twelve
        (12) months beyond the end of his forty one (41) week period of weekly indemnity payments will not be eligible for holiday pay.

ARTICLE 6 - LEAVE OF ABSENCE
----------------------------

6.01 The employer may grant a leave of absence without pay to an employee selected to perform work for the Union provided that such leave of absence shall not exceed five (5) calendar days for any such employee. Such leave of absence will include union conventions and conferences. Employees granted such leave of absence will retain and accumulate seniority. The Company reserves the right to restrict the number of employees absent at any one time.

6.02 An employee may be allowed a leave of absence without pay up to three (3) months for personal reasons consistent with Company policy, providing he requests it from the Company in writing, and the Company believes the leave is for good reason and does not interfere with efficient operations. Seniority shall continue to accumulate during his absence.

6.03 On written request of the Union to the Personnel Department, the Company may, wherever practical, grant leave of absence to not more than one employee selected by the Union to work in an official capacity on a full- time basis. Such leave of absence shall be limited to twelve (12) months. It is understood that the Company's need for properly trained personnel will have a bearing on its willingness to grant such leave. Seniority will be retained on a cumulative basis for the maximum period of twelve (12) months.

        Group insurance and pension benefits would continue to apply provided the employee and employer shares of the premiums are paid by the employee and/or the Union.

6.04 An employee returning from approved leave of absence shall assume his former position at his former rate of pay in addition to any negotiated wage increases which were applied to his job classification during the period of lay-off. In the event that the position has ceased to exist during his absence, the employee may exercise his seniority rights to assume a position for which he is qualified.

ARTICLE 7 - SENIORITY
---------------------

7.01 The seniority of each employee covered by this Agreement shall be established after three hundred and sixty (360) hours worked within a six (6) consecutive month period.

7.02  a)  After a period of three hundred and sixty (360) hours worked within a six (6) consecutive month period, an employee shall have his name placed on a seniority list unless the parties agree otherwise. The seniority date shall be calculated from a period equivalent to three hundred and sixty (360) working hours prior to the establishment of such seniority.

        b) Temporary employees hired as replacements for vacations, illnesses, leaves of absence and peak work periods will not acquire seniority.

        c) A peak work period will not exceed thirteen (13) consecutive weeks in the same position unless by special agreement between the parties. If no special agreement exists, the provisions of 7.02 a) will apply after thirteen (13) weeks.

             Any abuse of the thirteen (13) week consecutive period will be subject to the grievance procedure.

        d) Experience acquired by temporary employees will not count for future promotions on regular permanent positions.

7.03 The retention, lay-off and discharge of an employee who has not acquired seniority are entirely within the discretion of the Company. In no case shall these matters only be the subject of a grievance. However, probationary and temporary employees shall retain all other rights defined in this agreement.

7.04    a)   Seniority shall mean the length of continuous service in the employ of the Company at its Buckingham Plant in a position within the bargaining unit. The sole exception to the above is defined in clause 4.01.

        b) An employee promoted or transferred to a position outside the bargaining unit and in the employ of the Company will maintain, but not accumulate seniority for a period of twenty-four (24) months.

             An employee returning to the bargaining unit within twenty-four
             (24) months shall assume his former position. In the event that the position has ceased to exist, the employee may exercise his seniority rights to assume a position for which he is qualified.

7.05  Seniority of an employee shall cease for any one of the following reasons:

        a)   If the employee quits his employment;

        b) If the employee is discharged for cause and such discharge is not reversed through the grievance procedure;

        c) If the employee fails to return to work within five (5) consecutive working days after notification to do so to his address, which shall be the last one he has given the Company;

        d)   If the employee is laid-off for a period of more than twenty-four
             (24) consecutive months. However should the employee be re-hired within this period of twenty-four (24) months the seniority which he had at the date of lay-off shall be restored.

7.06  Seniority shall be computed on a departmental basis.

        The departments for the purposes of this agreement are as follows:

             1.  Laboratory
             2.  General Offices

7.07  a)  In cases of promotions, demotions, transfers, lay-offs and recalls, seniority shall govern, provided the employees have relatively equal qualifications required to do the work.

        b) An employee acquires bumping rights when he is permanently displaced from his regular occupation. An employee acquiring such bumping rights may displace an employee with less seniority, within the same seniority group as described in 7.06, if one of the following conditions are met:

             1. the employee previously occupied the position by posting, and completed the training required.

             2. the employee possesses the qualifications to perform the required work and is able to perform the required work after a familiarization period of approximately three weeks.

7.08 Newly created jobs and vacancies shall be posted on the bulletin boards for five (5) working days. Such posting shall state the classification, requirements for the vacancy, and salary grade. A copy of the posting will be sent to the Union at the same time. Any employee wishing to apply shall sign the posting, and under the circumstances that an employee is absent, the Union could sign the posting in his absence. Within five (5) working days of receipt of the signed posting by the Human Resources Department, an application form will be sent to all applicants. The completed application form must be returned to the Human Resources Department within five (5) working days. The Company will post on the bulletin boards the name of the successful applicant within thirty (30) days from the first day of posting and send a copy to the Union. It is understood, however, that the Company may make a temporary appointment for such period as is necessary to complete the posting, and fill such vacancy. Should no qualified candidate apply, the vacancy may be filled from outside the bargaining unit. Temporary vacancies of less than six (6) weeks duration will not be posted.

        Employees transferred in accordance with this clause may return to their former position within four (4) weeks of their transfer provided that there is valid justification.

7.09 Notice of lay-offs shall be given two (2) weeks before such lay-offs except when the employee has over five (5) years seniority where such notice shall be four (4) weeks. In cases of emergency as defined in
        13.03 c) the length of time shall be reduced to three (3) days.

7.10 An employee recalled and reinstated to his former position held shall receive his former rate of pay in addition to any negotiated wage increases which were applied to his job classification during the period of lay-off.

7.11 Any notice of re-employment to an employee who has been laid off shall be made by registered mail to the last known address of such laid-off employee. It is the responsibility of the employee to keep the Company informed of his current address.

        The employer agrees to recall employees on the recall list before hiring from the open market subject to the provisions of Article 7.07.

7.12 The Company agrees to submit a seniority list the Union on each anniversary date of the contract.

7.13 The Company undertakes to advise the Union Executive Committee at least sixty (60) calendar days prior to any change which will result in a lay-off following the elimination of a permanent position.

7.14  SEVERANCE PAY
      -------------

        Employees shall be paid severance pay when they are laid-off due to lack of work. However, severance pay will not apply to lay-offs caused by emergencies as defined in article 13.03 of the collective agreement.

        The severance benefit will be two (2) weeks pay (37.5 or 40 hours per week) at the employee's regular straight time rate for each complete year of seniority.

        Employees who are re-hired will begin to accumulate a new service credit based on time actually worked from their last date of hire.

        Students hired for a vacation period and temporary employees will not qualify for severance pay.


ARTICLE 8 - DISCHARGE AND DISCIPLINE
------------------------------------

8.01 It is hereby agreed that the employer has the right to discharge for just and reasonable cause. The Company agrees to notify the Union in writing of any such discharge.

8.02 In the event that an employee, whose name appears on the seniority list, has been discharged, disciplined or suspended, and it is alleged that he has been unjustly dealt with, the grievance procedure may be used. The grievance must be submitted in writing to the Personnel Department within fifteen (15) days of the discharge and in such cases, step one
        (1) of the grievance procedure shall be omitted. In such cases, reinstatements in the employ of the Company and compensation for loss of earnings shall be within the jurisdiction of the Arbitration Board.

8.03 Written notices of disciplinary action shall be withdrawn from an employee's file and shall not be used against the employee after the expiration of a 12 month period following the last disciplinary notice entered in his file.

ARTICLE 9 - INSURANCE AND PENSION
---------------------------------

9.01  a)  The Company agrees to continue the present contributory pension plan for the duration of this agreement. No changes shall be made to the plan except by mutual consent of the parties.

        b)   The basic provisions of the pension plan are as follows:

             - Membership:  Compulsory after twelve (12) months of service.

             - Normal Pension:  Normal annual pension is 1.25% of the   average
                                of the employee's best three (3) year's earnings multiplied by the number of years of credited service.

        Full earned pension at age 60 provided employees have 25 or more years of seniority.

        As of November 15, 1996, this will be reduced to 20 years or more years seniority.

        As of November 15, 1996, a bridging of $200.00 per month from age 60 to 65 will be given to employees on full pension.


Health Insurance
----------------

        Company will pay the full cost of health insurance (Major Medical) for retirees to age 65.

        - Interest rate on employee contributions will be the annual average of bank interest on a non-checking savings account.

        - Employees absent from work due to illness or injury may elect to repay missed pension contributions on the basis of the following formula:- employees will repay 49% of the premium, however will have no premiums to reimburse when he is receiving 70% of his salary while on W.I.

9.02 The Company shall furnish to the Union at least once annually a copy of any financial or other report of the operation of the plan made to it by the underwriter.

9.03 The Union agrees that any grievances concerning the plan will not be subject to the arbitration procedure.

Group Insurance Benefits
------------------------

It is understood that the Company contributions shall apply against the cost of all present insurance benefits during the life of this agreement. It is further understood that the stipulated Company contributions shall only be increased in the event of premium increases for the coverage which has been mutually agreed upon. In such cases, of increased premiums, the additional cost shall be borne equally by the Company and the employee.

Mutually agreed upon insurance coverage
---------------------------------------
                                                   Grade I     Grade II or
                                                   -----------------------
                                                                  Higher
                                                               -----------

        (a)  Life insurance                        $55,000       $60,000
             Accidental Death Dismemberment        $55,000       $60,000

        (b)  Major Medical Benefits:

              - Deductible - 25$/family maximum

              - Basis of Payment - 100%

              - Injections not paid by Quebec Health Insurance.

              - Includes Paramedical benefits

              - Maximum $15,000 per person per year of medical coverage.

        (c) Weekly Indemnity:  (41 weeks maximum)

             1st five (5) weeks:
                 100% of the employee's weekly salary which is the weekly rate of his job posting on the 1st day of his absence.

             Following thirty-six (36) weeks:
                 70% of the employee's weekly salary which is the weekly rate of his job posting on the 1st day of his absence.

             For the laboratory technicians:
                 The weekly salary will be determined by multiplying his hourly job posting rate by 40 hours.

             Applies normally to absences of two (2) days or more in duration but also applies to absences of two (2) days or less, if the sick bank has already been exhausted.

             Reduced of all other benefits provided by the various government legislations up to a total of 100% of the employee's salary for the first five (5) weeks followed by a total of 90% of the employee's salary for the remaining 36 weeks.

             The W.I. will end at age 65, on the retirement date that the employee would have indicated when the choice of his pension payments have been signed off or when deceased.

        (d)  Hospital Benefit  - Semi-private room - unlimited

        (e)  Waiting period - 3 months continuous service.

        (f) In case of lay-off of employees with seniority, all benefits except weekly indemnity remain in effect to end of next calendar month following date of lay- off.

             Dental Plan   -  The dental programme agreed to by the parties
             -----------      shall be considered an integral part of this
                              agreement.

                           -  Periodontics  - 100%
                           - Major restoration - 50% (crowns, bridges, dentures) with $1,500. maximum per year per each member of the family.

             Eye Care
             ---------
             Fifty percent (50%) of costs associated with glasses, replacement lenses, contact lenses, and eye examination up to a maximum of 150.00$ per two calendar years and for each member of the family.

        (g)  Long Term Disability Benefit
             ----------------------------
             An employee who has exhausted his weekly indemnity will be eligible to receive, with satisfactory medical evidence, the long term disability benefit.

             The long term disability benefit will be sixty percent (60%) of the employee's monthly salary, determined by multiplying by 52 and then dividing by twelve (12) the weekly rate of the employee's job posting during his first day of absence, and up to a maximum of $2000.00 per month.

             The amount of the benefit will be reduced by all other benefits provided by various goverment legislations including unemployment insurance.

             The long term disability benefit will be for two (2) years if the employee is incapacitated only with respect to his posting or will be extended up to age 65 if the employee is totally disabled according to the insurer.

             Although after two (2) years of incapacity in his posting, an employee who has acquired fifteen (15) years of service and a total of years of service and age equal to 65, and who is unable to work in his posting at Sterling, will continue to receive the long term disability benefit up to the age when the employee can take his retirement without actuarial reductions.

             This benefit will end when the employee is no longer disabled or when deceased.

        (h) The Company shall furnish to the Union at least once annually a copy of any financial or other report of the operation of the plan made to it by the underwriter. Dividends or other rebates made by the underwriter to the Company shall be shared equally by the Company and the employees or shall, by mutual agreement, be applied against the increased costs, if any, or improved benefits.

        (i)  Retired Employee Death Benefit
             ------------------------------

             On retirement an employee will receive a paid-up Group Death Certificate payable to his named beneficiary based upon a formula of $100.00 for each completed year of service with a minimum of $500.00.


ARTICLE 10 - BULLETIN BOARDS
----------------------------

10.01 Bulletin boards shall be provided by the Company for the use of the Union. They shall be located as designated by the Company. All notices shall be signed by the President of the Union or some other authorized signing officer of the Union and before posting, shall be submitted for approval to the Plant Manager or someone designated by him. The answer to requests for posting will be given within one (1) day.

10.02 Use of bulletin boards shall be restricted to notices of Union recreational and social affairs, Union elections, results of Union elections, Union appointments, time and place of Union meetings.


ARTICLE 11 - HOURS OF WORK
--------------------------

11.01  The normal working hours shall be as follows:

Technical Department         Commercial, Production &
---------------------------  ------------------------
                              Engineering Departments
                             ------------------------

 23h30 to 07h30              08h00 to 16h00
 07h30 to 15h30              or
15h30 to 23h30               07h30 to 15h30

 12 hour shifts only
---------------------------

 Day shift                   07h30  to 19h30
 Night shift                 19h30  to 07h30

        No changes shall be made in the above working hours except by mutual consent between the Union and the Employer. However, in the Commercial and Engineering departments, employees and their supervisors may agree to modify the working hours subject to the guidelines established by the parties.

11.02  a)  The normal work day for employees not assigned to shift work for the purpose of this Article, shall be eight (8) consecutive hours with an unpaid lunch period of one-half (1/2) hour.

        b) The normal day for employees assigned to shift work for the purpose of this Article, shall be eight (8) consecutive hours with a paid lunch period of one-half (1/2) hour.

        c) An employee who works or is scheduled to work a week the afternoon or night shift shall be considered a shift worker for the following week.

11.03  a)  The day shall commence at 12.00 midnight (Commercial) and 11.30 p.m.
             (Laboratory) and shall consist of twenty-four (24) consecutive hours.

        b) The week shall commence at midnight on Saturday and shall consist of seven (7) consecutive days.

11.04 In the event that an employee cannot report to work, he must notify his supervisor, or his representative, as soon as possible before the start of his shift.

11.05  12 hour shifts only

        The day shall commence at 7.30 a.m. and shall consist of twenty-four
        (24) consecutive hours.


ARTICLE 12 - OVERTIME & PREMIUM PAYMENTS
----------------------------------------

12.01  a)  All authorized overtime worked shall be paid at the rate of one and one- half times the employee's regular rate of pay unless otherwise specified.

        b) In the case of scheduled overtime, the employee will be paid a minimum of two (2) hours at the applicable rate when the scheduled time is less than two (2) hours except where the provisions of
             12.08 apply.

12.02  a)  Employees who work beyond the normal office hours at the request of the Department Head, will be compensated at the applicable overtime rate.

        b) Employees who work shifts will be paid at straight time for the first eight (8) hours worked per day. Additional authorized hours will be paid for at the applicable overtime rate.

        c) In a week in which a holiday occurs, overtime shall be paid for all hours worked in excess of thirty (30) hours by day-workers or thirty two (32) hours by shift-workers. This is exclusive of any time worked on an employee's scheduled days off or on the statutory holiday itself.

        d) In a week in which two (2) holidays occur, overtime shall be paid for all hours worked in excess of twenty-two and one half (22 1/2) hours by day-workers or twenty-four (24) hours by shift-workers. This is exclusive of any time worked on an employee's scheduled days off or on the statutory holidays themselves.

12.03 Employees will be paid at one and one-half (1 1/2) times their regular rate for normal hours worked on Saturdays, Sundays and holidays provided they are scheduled according to the provisions of Article 13 or if the employee has been advised in writing before 15h00 on the previous Friday.

12.04  a)  Employees will be paid at the applicable overtime rate for work on scheduled days off where the employee has worked his regular schedule in that week.

        b) However, the first two (2) hours will be paid at twice their regular hourly rate if they have not been advised of the overtime to be worked within the time limits defined in clause 13.01.

12.05 Employees shall be paid at twice their regular rate for all overtime hours worked on Sundays and statutory holidays.

12.06 All employees shall be paid at twice their regular hourly rate for all overtime hours worked between 11.30 p.m. and 7.30 a.m. provided such work does not result from changes made at the request of the employees concerned.

12.07  a)  Employees who are called-in to work outside their normal working hours will receive a minimum of four (4) hours pay at their regular rate of pay. After two (2) hours of work, the minimum will be considered satisfied and the employee will be paid at the applicable overtime rate for additional time worked.

             Call-ins which occur between 11.30 p.m. and 7.30 a.m. will be paid a minimum of two (2) hours at triple the employees regular straight time rate.

        b) For a call-in on Sunday or a statutory holiday, an employee shall receive a minimum of two (2) hours pay at triple the normal hourly rate.

12.08 Part shifts worked immediately prior to or immediately after an employee's regularly scheduled shift shall be considered as overtime hours and not as call-in hours.

12.09 For the purpose of avoiding pyramiding of overtime, hours compensated for at time and one-half or double time rates, shall not be counted further for any purpose in determining overtime liability under the same or any other provisions.

12.10 No overtime will be paid because of personal arrangements between employees. All such arrangements, must be made with the permission of the employee's Supervisor or his representative.

12.11  a)  A shift differential shall be paid for each complete shift except for the day shift which will be the shift normally commencing between
           7.00 a.m. and 9.00 a.m. For the duration of this agreement the differentials will be:

               16h00 to 24h00     -   $0.85/hour
               24h00 to 08h00     -   $1.50/hour
               12 hours           -   $1.57/hour

        b) The shift differential shall not enter into the calculation of holiday pay nor vacation pay.

        c) The shift differential is not payable on call-ins and overtime unless a complete shift is worked.

        d) The shift differential will be added after any overtime calculation is made.

12.12 An employee who has worked forty (40) or more hours of overtime in the year will have the option of taking up to two (2) weeks off without pay during the current year at a time mutually agreeable to the employee and the Company according to the following formula:

        40 hours of overtime work - maximum one (1) week off.
        80 or more hours of overtime work - maximum two (2) weeks off.

12.13 Employees will receive a meal allowance when they are required to work overtime without adequate prior notice.

        Meal allowances will be paid as follows:

        a) after two (2) hours of overtime work and every four (4) hours thereafter.

        b)   the meal allowance will be:

             June 25, 1995  Nov. 15, 1995      Nov. 15, 1996
             -------------  --------------------------------
               $7.50              $7.75               $8.00

ARTICLE 13 - WORK SCHEDULES & RATES OF PAY
------------------------------------------

13.01 Weekly work schedules for all employees will be posted before Wednesday midnight of the preceding week and will be subject to change until 3.00 p.m. of the following Friday. All days off will be scheduled consecutively unless one of the days off is Sunday. When this cannot be done, the employees will receive four (4) hours pay at their regular straight time hourly rate in addition to all hours worked in the week.

13.02 Employees will be compensated at the rate of time and one-half for the fist shift worked following a change in the work schedule after 3.00 p.m. Friday. However, if the shift is worked between 11.30 p.m. and
        7.30 a.m., compensation will be at double time rate.

13.03 The rate of time of one and one-half shall not apply in 13.02 if the change is made for any of the following reasons:

        a) Changes brought about by the absence of an employee due to illness or compassionate reasons. If the absentee is not receiving sick leave pay, the employee who replaces him will receive 1 1/2 times his regular rate, provided other conditions to warrant such payment are fulfilled.

        b)   Changes made as a result of an employee's request.

        c) Emergencies such as floods, fires, explosions, serious mechanical breakdowns, power failures, steam failures, customers' strikes or suppliers' strikes.

13.04  a)  All employees who are working the day shift and are required to return to work for the following 11.30 p.m. to 7.30 a.m. shift, will be sent home at 3.30 p.m. with no loss in pay. They will still be allowed their normal lunch period.

        b) If such employees work beyond 3.30 p.m., they will be paid at one and one-half (1 1/2) times their regular hourly rate.

13.05 The Company may, at their discretion, make salary adjustments on an individual merit basis at any time during or beyond the Salary Progression Plan.

13.06 The weekly pay of employees will be deposited with the financial institution of their choice.

13.07  Salary Progression Plan
       -----------------------

        a) All jobs have been classified into four (4) grades in the Quality Control Department and into three (3) grades in the Commercial and Engineering Departments. The minimum and standard for each rate range are noted in the schedule of rates.

        b) Progression from the minimum to the standard rate shall be automatic on an annual basis. Incremental increases shall be effective on the anniversary date of the employee.

             Automatic progression shall also apply to temporary employees on the basis of each fifty-two (52) weeks actually worked.

        c) Each employee's performance and salary shall be reviewed annually and, in addition, the performance of a new employee shall be reviewed at the end of three (3) months.

        d) If an employee is promoted or transferred into a new job grade, for half a day or more, he will receive an increase of $20.00 per week or the minimum for that grade, whichever is greater. However, the employee will not receive a lower salary in his new job grade than he would have received in his former job grade.

        e) Employees replacing monthly salaried positions will be paid an adjustment of $50.00 per week after having worked one half day (1/2) or more in this position.

        f) Whenever a temporary employee is employed in a Grade II position the most senior employee with seniority in Grade I will be paid the greater of either the minimum of Grade II or a differential of $10.00 per week. This will not apply when the employee in Grade I declines the Grade II position.


ARTICLE 14 - REST PERIODS
-------------------------

14.01  Break period for Technical Department will be 9.30 a.m. to 9.50 a.m. and
        2.00 p.m. to 2.20 p.m.

        Break period for Commercial, Production and Engineering Departments will be 10.15 a.m. to 10.35 a.m. and 2.30 p.m. to 2.50 p.m. This
        specifically means twenty (20) minutes from the time work is interrupted until it resumes.

        12 Hour shifts only
        -------------------

        All employees will have the right to three (3) twenty (20) minute rest periods during their regular working hours each day. This specifically means twenty (20) minutes from the time work is interrupted until it resumes.

ARTICLE 15 - GRIEVANCE PROCEDURE
--------------------------------

15.01 A grievance is any disagreement respecting the interpretation or application of this collective agreement.

15.02 An employee may, and is encouraged, to discuss any possible grievances with his immediate supervisor for the purpose of seeking a solution.

15.03 A grievance shall be presented in writing within fifteen (15) days of its occurrence in the following manner and sequence:

15.04  Step No. 1
       ----------

        The griever will submit the grievance to his immediate supervisor or in his absence to the Department Head. The decision of the department shall be rendered within five (5) days.

15.05  Step No. 2
       ----------

        If the griever does not accept the decision rendered at Step No. 1 or if the decision is not rendered within five (5) days, the griever may, within five (5) days, submit the grievance to the Plant Manager who shall render his decision within seven (7) days.

15.06 At Step No. l, the griever may be accompanied by his Shop Steward if he so elects. At Step No. 2 the Grievance Committee has the right to be present at all meetings relating to the grievance.

15.07 When an agreement has been reached at any stage of the grievance procedure, it shall be put in writing and it shall be final and biding on all parties.

15.08 Saturdays, Sundays, holidays (as defined in Article 5) and scheduled days off, shall not be counted in determining the time within which action has to be taken or completed under the grievance procedure.

15.09 Any adjustment arising out of the settlement of a grievance shall not be made retroactive to a date which is more than fifteen (15) days prior to the date on which the grievance was presented as provided for in the grievance procedure.

15.10 The Company and the Union may make use of the foregoing grievance procedure.

15.11 If a grievance is not taken to the next higher step within the prescribed delay, it shall be deemed to have been settled. A grievance which is not presented in accordance with the provisions of this Article, shall be deemed to be abandoned and shall not be entitled to consideration thereafter.

15.12 The Company and the Union will honour requests for reasonable delays in processing grievances.

ARTICLE 16 - ARBITRATION
------------------------

16.01 A grievance which has not been settled after being carried through the steps of the Grievance Procedure in accordance with Article 15, may be referred to arbitration in accordance with the following procedure:

16.02 Notice of reference to arbitration shall be given in writing to the other party within thirty (30) working days after the rendering of the decision by the Plant Manager or within thirty (30) working days of the expiry of the delay provided for in Step No. 2 of the Grievance Procedure.

16.03 The grievance will be heard by a single arbitrator selected by the parties. If there is no agreement on the selection for an arbitrator during the twenty (20) days following the notice of reference to arbitration, the Union or Company representative may request the Minister of Labour to name one.

16.04 If either party desires the grievance to be heard by a three-man board, the parties will each appoint a representative.

        If there is no agreement on the selection of a chairman of the arbitration board during the twenty (20) days following the notice of reference to arbitration, the Union or Company representative may request the Minister of Labour to name one.

16.05 If the notice of reference to arbitration is not sent within the specified delay, the grievance shall be deemed to have been abandoned and shall not be entitled to consideration thereafter.

16.06 Saturdays, Sundays, holidays (as defined in Article 5) and scheduled days off, shall not be counted in determining the time within which action has to be taken or completed under the grievance procedure.

16.07 The arbitrator or arbitration board shall have jurisdiction to interpret the provisions of this agreement in so far as shall be necessary to the determination of the grievance, but shall not have jurisdiction or authority to alter in any way, add to or make any decision inconsistent with the provisions of this agreement.

16.08 The decision of the arbitrator or arbitration board shall be final and binding upon the parties hereto and the employee or employees concerned.

16.09 The decision of the arbitrator or arbitration board shall be rendered within thirty (30) days after completion of the hearings.

16.10 The award of the arbitrator or arbitration board shall not be made retroactive to a date which is more than fifteen (15) days prior to the date on which the grievance was presented as provided for in the grievance procedure.

16.11 Each of the parties shall bear its own costs and the expenses of its representatives. The parties shall bear jointly the fees and expenses of the arbitrator.

ARTICLE 17 - SICK LEAVE
-----------------------

17.01 Sick leave may be granted to an employee who presents satisfactory medical evidence of illness.

17.02 A total of 48 hours of sick leave (either 6 days of 8 hours or 4 days of 12 hours) non-accumulative will be granted on an annual basis for absences of 2 days or less of sickness.

17.03 The sick leave granted will be renumerated at 100% of the regular job posting salary at the time the illness commences.

17.04 An employee who submits false evidence of illness, shall be subject to a penalty and shall not be eligible for sick leave pay.


ARTICLE 18 - BEREAVEMENT LEAVE
------------------------------

18.01  a)  Bereavement leave of five (5) days will be granted to an employee in the event of death in the immediate family (parents, spouse or children). Maximum bereavement pay will be thirty seven and one half (37 1/2) hours.

             This leave of five (5) days may be taken between the day of the death and the fourth day following the funeral.

        b) Bereavement leave of three (3) days will be granted to an employee in the event of the death of his brother, sister, mother-in-law or father-in-law.

        c) Bereavement leave of one (1) day will be granted to an employee in the event of the death of his grandmother, grandfather, brother-in-law, sister-in-law or grandchild.

        d) The bereavement leave mentioned in b) and c) may be taken between the day of the death and the second day following the funeral.

        e) Bereavement pay shall be calculated on the basis of the employee's regular straight time rate. This payment shall be made only where the time off falls on the employee's working days.

        f)   12 Hour shifts only
             -------------------

             Employees will be granted leave of five (5), three (3) or one (1) day as defined above however, compensation will not exceed forty eight (48), twenty four (24) or twelve (12) hours respectively.

             A spouse is defined as a man or woman who are legally married and cohabit.

             Common-law spouse means a man or woman cohabiting for a period of at least three (3) years or after one (1) year if a child is born of their union.

ARTICLE 19 - SEPARABILITY
-------------------------

19.01 In the event that any provision of this agreement shall at any time be declared invalid by any court of competent jurisdiction or through Government regulations or decree, such decision shall not invalidate the entire agreement, it being the express intention of the parties hereto that all other provisions not declared invalid shall remain in full force and effect.


ARTICLE 20 - SAFETY AND HEALTH
------------------------------

20.01 The Company will make all reasonable provisions for the health and safety of the employees during their working hours and will furnish adequate facilities and equipment which, in the opinion of the Company, are necessary to protect the employees from injury. The Company, the Union and the employee, acknowledge their responsibility to cooperate in the maintenance of healthful and safe working conditions and the observance of rules in that regard.


ARTICLE 21 - GENERAL
--------------------

21.01 The Company will supply the employees with a french and english copy of the collective agreement.

21.02 In addition to the standard plant safety footwear, the Company will pay up to eighty dollars (80.00$) in each calendar year towards the cost of safety footwear for the position of Stores Clerk and his replacement. Other positions requiring such coverage will be agreed on by both parties.

21.03 The Company will grant the necessary permission to any employee called upon to serve as a juror or as a subpoenaed witness. For each working day that the employee is required to be in court, the Company will pay the difference between his straight hourly time equivalent salary, for the number of hours which he would normally work on his regular job and his jury pay or witness pay. The employee will present proof of service and the amount of pay received prior to payment under this clause.

21.04 In the event of employees sustaining injuries at work or becoming affected by occupational disease during the course of their employment and becoming physically handicapped as a result thereof, the Company will endeavour to give the handicapped employee such suitable employment as is available. Special consideration regarding service may be considered by the parties in the application of this Article.

21.05  a)  A pregnant employee may take leave without pay from the seventh (7th)
             month of her pregnancy, or at an earlier date as determined by her doctor, by submitting a medical certificate which is acceptable to the Company's adviser.

        b) Normally the employee must resume work during the four month period following the confinement unless her doctor certifies that she is unable to return during this period for medical reasons and establishes another date of return. This certification, must be acceptable to the Company's medical adviser. The maximum leave is seventeen (17) weeks unless the employee takes advantage of the provisions of clause 21.05 c) or the leave is extended for valid medical reasons.

             Any employee who does not meet the requirements of this clause will be considered to have voluntarily terminated her service.

        c) Notwithstanding the above, an employee will be granted a leave of absence without Company pay up to a maximum of fifty two (52) weeks however, during this period, the employee may receive the full U.I.C. maternity income benefits. The employee must return to work and satisfy the provisions of article 21.05 d) to receive the lump sum payment as defined.

        d) An employee who return to work in accordance with the provisions of this article will receive a lump sum payment equivalent to 25% of her weekly salary multiplied by the number of weeks of maternity leave with a maximum of nine (9) weeks including the week of confinement.

             This lump sum must be repaid to the employer by the employee if she voluntarily quits her employment within six (6) months of the date of her return to work.

        e) The employee covered by this article will return to the same position she occupied prior to her maternity leave. If the position has been abolished she may exercise her seniority rights to obtain an equivalent or lower position.

        f) The employer may replace such employee by a temporary employee for the duration of the absence foreseen above.

        g) A pregnant employee normally operating a CRT screen may request an assignment to another position. The Company undertakes to try to accommodate such a request taking into consideration the qualifications of the employees involved and the provisions of the collective agreement.

             If a transfer is not possible, the employee will be eligible for a leave of absence as defined in article 21.05 c) above.

             The Company will respect the parental leave legislation.


21.06  Employees will have the right to examine his personal file.


ARTICLE 22 - EFFECTIVE DATE AND DURATION OF AGREEMENT
-----------------------------------------------------

22.01 This agreement shall become effective on June 25, 1995 and shall expire on November 14, 1997. Within ninety (90) days preceding the date of expiration of this agreement, either party may advise the other by written notice of its desire to negotiate a new one.

22.02 The conditions of employment outlined in this agreement will remain in effect after its expiration until a new agreement is signed or the right of strike or lockout is exercised.

                                 APPENDIX "A"
                                 ------------



To: Produits Chimiques Sterling


                                  Date:__________________________



    You are hereby authorized and requested to deduct from my weekly wages, an amount as determined by the Local Constitution and by-laws.

    The amount deducted shall be remitted monthly to the Financial Secretary of Local 480 of the Office and Professional Employees International Union.

    This authorization shall become effective the seventh (7th) day following the date of its receipt by the Company and shall be automatically renewed from year to year unless a notice cancelling the authorization is furnished in writing to the Company by me and the Union within seven (7) days immediately prior to the termination of this Agreement.



                 ---------------------------------------------
                            (signature of employee)

                                 APPENDIX "B"
                                 ------------



                                       Date:________________________



    I, the undersigned, hereby authorize and request Produits Chimiques Sterling in accordance with the Agreement between the Company and the Union, to deduct an initiation fee, an amount as notified to the Company by the Secretary- Treasurer in writing, from my wages and to pay such amount to the Secretary- Treasurer of Local 480, O.P.E.I.U.

    I understand that refusal to pay this amount, makes me liable to dismissal from the Company's employ.



                 --------------------------------------------
                            (signature of employee)



                 --------------------------------------------
                                   (Witness)

                                 ANNEXE "C"
                                 ----------

                         CEDULE DES TAUX HEBDOMADAIRE
                         ----------------------------
                           SCHEDULE OF WEEKLY RATES
                           ------------------------

GRADE   OCCUPATION                MINIMUM                       STANDARD
------------------------------------------------------------------------

COMMERCIAL - PRODUCTION - ENTRETIEN/ENGINEERING
------------------------------------------------------------------


I -Standardiste/receptioniste/Switchboard/receptionist
  -Commis/dactylo/Clerk/typist

    25 juin 1995         573.34  584.00  594.34  604.91  622.77  638.59
    15 nov. 1995         584.81  595.68  606.23  617.01  635.23  651.36
    15 nov. 1996         601.18  612.36  623.20  634.29  653.02  669.60

II -Commis-archives/Records Clerk
   -Commis-comptes payables/Accounts Payable Clerk
   -Commis-achats/Purchasing Clerk
   -Commis-magasin/Stores Clerk
   -Commis-entretien/Engineering Clerk
   -Commis-paye/Payroll Clerk
   -Commis-general/General Clerk
   -Commis-personnel/Personnel Clerk
   -Commis-transport/Traffic Clerk
   -Commis-transport et materiels/Materials & Traffic Clerk
   -Commis-securite-transport/Security Shipping Clerk
   -Standardiste-receptioniste-commis achats/Switchboard-Receptionist-
                                       Purchasing Clerk

    25 juin 1995         612.27  622.77  632.37  643.78  654.29  684.91
    15 nov. 1995         624.52  635.23  645.02  656.66  667.38  698.61
    15 nov. 1996         642.01  653.02  663.08  675.05  686.07  718.17

III -Commis aux couts/Cost Clerk
    -Dessinateur/Draftsman
    -Commis senior-achats/Senior Purchasing Clerk
    -Commis senior-personnel/Senior Personnel Clerk
    -Commis senior-transport/Senior Traffic Clerk
    -Commis senior-pesee/Senior Scales Clerk
    -Commis senior-paye-comptes payables/Senior Payroll & Accounts Payable Clerk -Commis senior-transport & materiels/Senior Materials & Traffic Clerk -Commis senior-magasin/Senior Stores Clerk
    -Commis de la paye & comptes payables/Payroll & Accounts Payable Clerk -Secretaire senior/Senior Secretary

    25 juin 1995         654.59  668.76  682.76  696.84  711.05  751.20
    15 nov. 1995         667.68  682.14  696.32  710.78  725.27  766.22
    15 nov. 1996         686.38  701.24  715.82  730.68  745.58  787.67

                         CEDULE DES TAUX HEBDOMADAIRE
                         ----------------------------
                           SCHEDULE OF WEEKLY RATES
                           ------------------------

GRADE   OCCUPATION                MINIMUM                       STANDARD
------------------------------------------------------------------------



CONTROLE DE LA QUALITE/QUALITY CONTROL
-------------------------------------------



  I -Technicien de laboratoire/Laboratory Technician

        25 juin 1995          590.96  601.48  612.13  622.65  640.39
        15 nov. 1995          602.78  613.51  624.37  635.10  653.20
        15 nov. 1996          619.66  630.69  641.85  652.88  671.49

 II -Technicien senior de laboratoire/Senior Laboratory Technician

        25 juin 1995          622.77  633.15  643.78  654.29  684.89
        15 nov. 1995          635.23  645.81  656.66  667.38  698.59
        15 nov. 1996          653.02  663.89  675.05  686.07  718.15

III -Analyste/Analyst
    -Technicien-recherche de procede/Process investigation technician -Tech. senior-environnement/Senior Environmental Control Tech.

        25 juin 95   643.93  654.40  665.10  675.45  686.10  700.52  746.63
        15 nov. 95   656.81  667.49  678.40  688.96  699.82  714.53  761.56
        15 nov. 96   675.20  686.18  697.40  708.25  719.41  734.54  782.88

 IV -Analyste senior/Senior Analyst
    -Chef de groupe-laboratoire/Laboratory Group Leader

        25 juin 95   675.57  686.19  696.74  700.03  717.72  754.85  787.06
        15 nov. 95   689.08  699.91  710.67  714.03  732.07  769.95  802.80
        15 nov. 96   708.37  719.51  730.57  734.02  752.57  791.51  825.28

  V -Technicien de procedes/Process Technician

        25 juin 1995            19.86/h.  20.42/h.  20.93/h.
        15 nov. 1995            20.26/h.  20.83/h.  21.35/h.
        15 nov. 1996            20.83/h.  21.41/h.  21.95/h.

                                 APPENDIX "D"
                                 ------------


TWELVE (12) HOUR SCHEDULES


1.  General

1.1 Some Sections of this collective agreement contain specific references to provisions that apply only to employees on twelve (12) hour shifts at the Chlorate Metal Plant.

1.2 If the only change is from one regular work schedule to another, no bonus shall be paid to the employee during the first week.

1.3 Each employee's pay shall be calculated on the basis of hours worked per week.

1.4 Only schedules accepted by the Union committee and Company may be used in the various sectors.

1.5 Employees working twelve (12) hour shifts shall have the opportunity to work an average of forty (40) hours during their rotation.

1.6 Employees who do not work an average of forty (40) hours per week during their rotation shall have the choice of working catch-up shifts, which shall be remunerated at regular rates.

1.7 Overtime shall consist of any authorized time in excess of twelve (12) daily hours any day or hours in addition to the regular weekly schedule.

2.  Twelve-hour/7 day schedule

--------------------------------------------------------------------------------
              1   5   9       2   6   10      3   7   11      4   8   12
--------------------------------------------------------------------------------
              S M T W T F S   S M T W T F S   S M T W T F S   S M T W T F S
--------------------------------------------------------------------------------

Day           C A A B B D D    D C C A A B B  B D D C C A A  A B B D D C C
--------------------------------------------------------------------------------

Night         B D D C C A A   A B B D D C C  C A A B B D D  D C C A A B B
--------------------------------------------------------------------------------

Shift off     D C C A A B B    B D D C C A A  A B B D D C C  C A A B B D D
--------------------------------------------------------------------------------

Shift off     A B B D D C C    C A A B B D D  D C C A A B B  B D D C C A A
--------------------------------------------------------------------------------

2.1 The twelve (12) hour shift schedule for employees not on rotating shifts shall be established for a twelve (12) week cycle. Once every twelve (12) weeks, employees shall have an additional two (2) shifts off, to result in an average of forty (40) hours a week. Employees on this schedule shall have two (2) extra shifts off every twelve (12) weeks, on Monday and Tuesday of the day shift.

2.2 In a week with a single statutory holiday, employees who work all regular hours on days other than the holidays shall be paid for four(4) additional hours at their regular hourly rate.

2.3 In a week with two (2) statutory holidays, employees who work all regular hours on days other than the two (2) holiday shall be paid for eight (8) additional hours at their regular rate.

    However, employees whose regular schedule requires that they work one (1) of the two (2) statutory holidays shall be paid for four (4) additional hours at their regular hourly rate, provided they work all the hours in the week.

    Employees may choose to accumulate the above-mentioned hourly rates according to the provisions of paragraph 5.04.

3.  Twelve hour Relief Schedule


3.1 The following provisions apply only to "relief workers" and other employees who do not work constantly on rotating twelve (12) hour shifts.

3.2 The shift schedule for relief employees included in this appendix reflects typical schedules for normal operating conditions, but changing conditions may require other schedules.

3.3 The work cycle shall be six (6) consecutive weeks.

3.4 Employees on the six (6) week cycle may be required to work twelve (12) and eight (8) hour shifts.

3.5 Relief workers shall not be scheduled to work more than two (2) consecutive thirty-six (36) hour weeks.

3.6 If an employee is scheduled to work four (4) regular twelve (12) hour shifts in three (3) consecutive weeks, the fourth shift worked in the third week shall be remunerated at overtime rate.

3.7 Relief workers will not be scheduled to work less than thirty-two (32) hours per week.

    Relief workers may be scheduled to work only thirty-two (32) hours in a week if this is required to balance their regular working hours at an average of forty (40) hours a week.

3.8

Laboratory Technician Relief Schedule

--------------------------------------------------------------------------------

              1   5   9       2   6   10      3   7   11      4   8   12
    ------------------------------------------------------------------------
              S M T W T F S   S M T W T F S   S M T W T F S   S M T W T F S

----------------------------------------------------------------------------

Day           C A A B B D D    D C C A A B B  B D D C C A A  A B B D D C C
----------------------------------------------------------------------------

Night         B D D C C A A   A B B D D C C  C A A B B D D  D C C A A B B
----------------------------------------------------------------------------
Shift off     D C C A A B B    B D D C C A A  A B B D D C C  C A A B B D D
----------------------------------------------------------------------------
Shift off     A B B D D C C    C A A B B D D  D C C A A B B  B D D C C A A
----------------------------------------------------------------------------

NOTE:
In a week when they replace the regular laboratory technician on 12 week leave: the reliefs will work the typical two (2) twelve (12) hour shifts and two (2) eight (8) hour shifts, unless they are needed to replace employees taking floaters on days other than those when the twelve (12) week leave is taken.

When the employee does not work as a relief, the employee will work a typical forty (40) hour week (five (5) days of eight (8) hours), or will be replacing other employees off due to sickness, vacations, or accumulated statutory holidays.

A. Relief employees working on eight (8) hour shifts will execute various tasks.

B. There are no guarantees that the relief employees will have all week-ends off, nevertheless these employees will not be scheduled for work during a week-end for more than two (2) consecutive week-ends, nor for four (4) consecutive nights. These restrictions apply only to relief laboratory technicians. With respect to section B only, a week-end starts at 4 p.m. on Friday and ends at 6:30 a.m. on Monday (or 7:30 a.m. depending on the schedule).

C. When the relief laboratory technician works a regular schedule to replace employees on vacation or sick leave, the employee can maintain this schedule even during a week when there is a 12 week leave. If the employee wishes to change his schedule to replace this leave, the employee can make a request for this.

4.  Twelve Hour Shift (day)/7 days
    ------------------------------

          D  L  M  M  J  V  S   D  L  M  M  J  V  S   D  L  M  M  J  V  S
--------------------------------------------------------------------------------

Reg       C  A  A  C  C  A  A   A  B  B  A  A  B  B   B  C  C  B  B  C  C
-------------------------------------------------------------------------

Releve    -  B  B  B  B  -  -   -  C  C  C  C  -  -   -  A  A  A  A  -  -
-------------------------------------------------------------------------

Conge     AB C  C  A  A  B  BC  BC A  A  B  B  AC AC  AC B  B  C  C  AB  AB
---------------------------------------------------------------------------

Note: The week of relief will be that of a thirty-six (36) hour week. Normally the schedule would be as follows: twelve (12) hours on Monday followed by three (3) consecutive days of eight (8) hours (Tuesday, Wednesday and Thursday).

        However, if necessary, the schedule for this week could be as follows: twelve (12) hours of Tuesday followed by three (3) consecutive days of eight (8) hours (Wednesday, Thursday and Friday).



5.  Equilibration method

5.1 At the end of each equilibration period, hours worked (excluding overtime) beyond four hundred and eighty (480) hours for regular employees (12 hours/7 days) and two hundred and forty (240) hours (12 hours/5 days) for other employees shall be considered overtime and adjusted accordingly. Solely for the purposes of this clause, half of the overtime shall be paid at time and a half the regular hourly rate and the other half at double the regular rate.

5.2 In the event of absences caused by vacations, illness or other reasons, the hours the employee would have normally worked shall be used for equilibration purposes.

5.3 Hours worked for equilibration purposes in the previous cycle shall not be counted in the next cycle.

      LETTER OF AGREEMENT



      EFFECTIVE JUNE 25, 1995
      -----------------------



      Mr. Paul Giroux &
      Mr. Pierre Boivin
      Vice-Presidents
      O.P.E.I.U.
      Local 480
      Buckingham (Quebec)


      POLICY REGARDING TIME OFF BY MEMBERS OF BUCKINGHAM
      STAFF UNION -LOCAL 480 FOR MEDICAL OR DENTAL REASONS
      ----------------------------------------------------


      Regulation
      ----------

      Absences of short duration for medical and dental appointments could be granted by the Company. However these absences will be paid by working the time taken for these appointments upon approval by the supervisors.

      Time off for other personal reasons will be considered as time off with permission and will not be paid.



      Buckingham, August 23rd, 1995.



      /s/ Sharron C. McDonnell         /s/ Paul Giroux
      ------------------------         ---------------
      Sharron C. McDonnell             Paul Giroux
      Produits Chimiques Sterling      Office and Professional Employees
      Division of                      International Union
      Sterling Pulp Chemicals, Ltd.    Local 480




                                       /s/ Pierre Boivin
                                       -----------------
                                       Pierre Boivin
                                       Office and Professional Employees
                                       International Union
                                       Local 480

               CANADA  BUREAU DU COMMISSAIRE GENERAL DU TRAVAIL


      Dossier No: AM 94085

                                       PRODUITS CHIMIQUES STERLING, DIVISION DE
                                       STERLING PULP CHEMICALS, LTD.
                                       101, chemin Donaldson
                                       Buckingham (Quebec)
                                       J8L 3X3

                                                   ci-apres l'"Employeur"

                                       c.


                                       UNION INTERNATIONALE DES EMPLOYES
                                       PROFESSIONNELS ET DE BUREAU,
                                       SECTON LOCALE 480
                                       1265, rue Berri
                                       Bureau 630
                                       Montreal (Quebec)
                                       H2L 4C6

                                                            ci-apres l'"Union"
                                   ---------------------------------------------


                          REQUETE CONJOINTE EN VERTU
                             DE L'ARTICLE 39 C.T.


      1.     Union accreditation to represent:

             "All the office employees and laboratory workers excluding employees classifed as engineer, chemist, professional accountant, managers, supervisor and all other hourly workers already covered by accreditation of the Buckingham plant, as those automatically excluded by the Quebec Labour Code."

      2. The Employer and the Union agree that the wording of the Accreditation Certification be amended so as to read as follows:

             "All the office employees and laboratory workers excluding employees classifed as engineer, chemist, professional accountant, SENIOR PLANT MANAGER'S SECRETARY, managers, supervisor and all other hourly workers already covered by accreditation of the Buckingham plant, as those automatically excluded by the Quebec Labour Code."

             (the bold type characters are ours)

      3.     The present request is a joint request.

      FOR THESE GROUNDS, SUITS THE LABOUR COMMISSIONER:


             RECEIVE the present request;

             AMEND the Union's accreditation certification so that it reads the following:

             "All the office employees and laboratory workers excluding employees classifed as engineer, chemist, professional accountant, senior plant manager's secretary, managers, supervisor and all other hourly workers already covered by accreditation of the Buckingham plant, as those automatically excluded by the Quebec Labour Code."

             Directed at the Industry:    101 Donaldson Road
                                          Buckingham, Quebec
                                          J8L 3X3

        ALL respectively submitted.



      Buckingham, August 23rd, 1995.




      /s/ Helene Guay                    /s/ Carl Yank
      ---------------                    -------------
      Helene Guay                        Carl Yank
      Office and Professional Employees  Produits Chimiques Sterling
      International Union                Division de
      Local 480 - C.L.C.                 Sterling Pulp Chemicals, Ltd.

      LETTER OF AGREEMENT



      EFFECTIVE JUNE 25, 1995
      -----------------------


      Mr. Paul Giroux &
      Mr. Pierre Boivin
      Vice-Presidents
      O.P.E.I.U.
      Local 480
      Buckingham (Quebec)


      The parties acknowledge that the Company can demand that the laboratory technicians complete the shipping documents for the Traffic Department after normal working hours.

      The present intent does not have prejudice on claim of the parties that the Company has or does not have the right to have the shipping documents completed by the laboratory technicians prior to the signing of the present agreement.



      Buckingham, August 23rd, 1995.



      /s/ Sharron C. McDonnell         /s/ Paul Giroux
      ------------------------         ---------------
      Sharron C. McDonnell             Paul Giroux
      Produits Chimiques Sterling      Office and Professional Employees
      Division of                      International Union
      Sterling Pulp Chemicals, Ltd.    Local 480



                                       /s/ Pierre Boivin
                                       -----------------
                                       Pierre Boivin
                                       Office and Professional Employees
                                       International Union
                                       Local 480

      LETTER OF AGREEMENT



      EFFECTIVE JUNE 25, 1995
      -----------------------


      Mr. Paul Giroux &
      Mr. Pierre Boivin
      Vice-Presidents
      O.P.E.I.U.
      Local 480
      Buckingham (Quebec)


      The parties agree that the waiting period for the pension calculation purposes regarding Paul Giroux, Edmond Maheu and Richard Baulne will be only one year.



      Buckingham, August 23rd, 1995.



      /s/ Sharron C. McDonnell         /s/ Paul Giroux
      ------------------------         ---------------
      Sharron C. McDonnell             Paul Giroux
      Produits Chimiques Sterling      Office and Professional Employees
      Division of                      International Union
      Sterling Pulp Chemicals, Ltd.    Local 480



                                       /s/ Pierre Boivin
                                       -----------------
                                       Pierre Boivin
                                       Office and Professional Employees
                                       International Union
                                       Local 480

      LETTER OF AGREEMENT



      EFFECTIVE JUNE 25, 1995
      -----------------------


      Mr. Paul Giroux &
      Mr. Pierre Boivin
      Vice-Presidents
      O.P.E.I.U.
      Local 480
      Buckingham (Quebec)

      The parties agree on the following method in order to permit a transition period for the new weekly indemnity program.

      a) The employees keep their bank of sick days as of November 14, 1994 for the transition period of the new weekly Indemnity Program.

      b) For the period of 36 weeks at 70% of the salary, employees may use their bank to increase the benefit up to $560.00 per week.

      c) This agreement will cease when the employee has exhausted his bank or when 70% of his salary is greater than $560.00 per week.


      Buckingham, August 23rd, 1995.



      /s/ Sharron C. McDonnell         /s/ Paul Giroux
      ------------------------         ---------------
      Sharron C. McDonnell             Paul Giroux
      Produits Chimiques Sterling      Office and Professional Employees
      Division of                      International Union
      Sterling Pulp Chemicals, Ltd.    Local 480



                                       /s/ Pierre Boivin
                                       -----------------
                                       Pierre Boivin
                                       Office and Professional Employees
                                       International Union
                                       Local 480